STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT (the "Agreement") is made on the 28th day of December, 1998 by and between NewState Capital Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea with its principal place of business at 826-24 Yoksam-Dong, Kangnam-Gu, Seoul, Korea (hereinafter referred to as the "Transferee") and Yeongnarn Merchant Banking Co., Ltd. having its principal place of business at 11 Dongin-Dong 2-Ga, Choong-Gu, Taegu, Korea (hereinafter referred to as "Yeongnam") and the nine (9) corporations named in the attached Exhibit "A" (hereinafter referred to individually as the "Transferor" and collectively as the "Transferors").

                                   WITNESSETH:

                  WHEREAS,   the  Transferors  own  total  4,000,000  shares  of
registered common stock of Yeongnam Housing Finance Co., Ltd. (hereinafter referred to as the "Company"); and

                  WHEREAS, the Transferors desire to transfer total 4,000,000 shares of stock of the Company which constitutes the entire issued and outstanding stock of the Company on the terms and conditions contained in this Agreement; and

                  WHEREAS, Yeongnam has been fully authorized and entrusted by all the other shareholders of the Company to enter into this Agreement and to take all acts necessary for implementing this Agreement; and

                  WHEREAS,   powers   of   attorney   in  which  all  the  other
shareholders of the Company appointed Yeongnam as their attorney-in-fact is annexed hereto; and

                  WHEREAS, all the covenants of the Company as set forth in this Agreement are guarantee by the Transferors.

                  NOW, THEREFORE, the parties hereto agree as follows:

                              Article 1 Definitions

1.1      Terms

                  The terms used in this Agreement shall have the following meanings:

                  "Provision" shall mean the provisions contained in this Agreement.

                  "Closing Date" shall mean the date as defined in Article 3.1.

                  "Financial Statements" shall mean the balance sheet, profit and loss statement, etc. of the Company as of November 30, 1998 which are prepared in accordance with generally accepted accounting principles in the Republic of Korea.

                  "Laws" shall mean laws, codes, ordinances, rules, regulations and other applicable laws of the taxing or governmental authorities.

                  "Purchase Price" shall have the meaning as provided in Article 2.1.

1.2      Other Terms

                  Other terms may be defined in other pertinent parts of this Agreement.

                           Article 2 Purchase of Stock

2.1      Purchase Price

                  Transferors agree to sell and transfer all their rights and interests in the entire shares of stock of the Company owned by them to the Transferee at the purchase price of Nineteen billion (19,000,000,000) Won.

                  2.1.1 Each share is valued at Four Thousand Seven Hundred Fifty (4,750) Won based on the Company's Financial Statements as of November 30, 1998.

2.2      Payment of Purchase Price

                  Transferee agree to pay the Purchase Price to the Transferors in the following manner:

                  2.2.1 Upon execution of this Agreement, Transferee shall pay the sum of One billion (1,000,000,000) Won as contract downpayment.

                  2.2.2 The balance of Eighteen billion (18,000,000,000) Won shall be paid within 60 days from the execution of this Agreement.

                  2.2.3 Payments shall be made in bank checks.

                  2.2.4 Three (3) days prior to the due date, Transferors shall send a written invoice to the Transferee.

                  2.2.5 Transferee's payment of Purchase Price shall be deemed satisfactory performance of its obligations to pay the Purchase Price to the Transferors.

2.3      Prohibition of Stock Transfer and Escrow of Stock

                  2.3.1 Until the Transferee is registered as the shareholder of the Company pursuant to the provision of Article 3.2. 1, Transferors shall close the Company's register of shareholders and shall not make any entries of transfer into the register.

                  2.3.2 Upon execution of this Agreement and simultaneously with receipt of contract downpayment, Transferors shall deposit the entire stock with an escrow agent designated by both parties and shall submit proof of such a deposit to the Transferee.

                                Article 3 Closing

3.1      Closing

                  Consummation of the transaction herein and payment of the Purchase Price as contemplated in Article 2 (hereinafter the "Closing") shall take place at the offices of Yeongnam Merchant Banking Co., Ltd. located at Dongin-Dong 2-Ga, Choong-Gu, Taegu, Korea on February 26, 1999, Korean Standard Time.

3.2      Documents To Be Delivered

                  On the Closing Date, Transferor shall deliver the following to the Transferee:

                  3.2.1 On the Closing Date, Transferor shall deliver to the Transferee stock certificates endorsed for transfer, proof of cancellation of all stock pledges or other collateralization and all other documents necessary for transfer of stocks to the Transferee.

                  3.2.2 On the Closing Date, the Company shall take all necessary measures for registering the Transferee as the shareholder of the Company including entry of the Transferee's name into appropriate Company documents.

             Article 4 Representations and Warranties of Transferors

                  Each of the Transferors and the Company represent and warrant to the Transferee as follows:

4.1      Ownership of Stocks

                  Transferors have the complete authority to transfer good and marketable title to their stocks without any mortgage, pledge, collateral, encumbrances or assignment of voting rights to third parties. The stocks transferred herein constitute the entire capital of the Company and there is nothing else that constitutes the capital of the Company or conditional capital or conditional profits.

4.2      Organization of the Company

                  The Company is duly organized and existing under the laws of the Republic of Korea and has all the authority to conduct its business. All the stocks of the Company have been duly issued and paid in and non-assessable.

4.3      Authority

                  Yeongnam has the full corporate authority to make this Agreement and to take acts necessary to implement this Agreement. Yeongnam has been duly appointed and empowered by other shareholders to enter into this Agreement on their behalf and this Agreement has been duly signed and delivered by the Transferors. This Agreement has the binding effect on the Transferors in accordance with the terms and conditions provided herein.

4.4      Consent and Approval

                  In connection with the execution, delivery and enforcement of this Agreement and consummation of this transaction, each Transferor does not need to obtain any consent, approval, authorization or declaration from any governmental authority or other individual or corporation and there is no need to submit or record anything for same.

4.5      Legal Proceedings

                  To the best of its knowledge, the Company is not involved in any legal proceedings pending with any court or administrative agency that will bring about serious business or financial damages to the Company. To the best of its knowledge, the Company is not violating any judgments or orders of any court or administrative agency.

4.6      Compliance with Laws

                  The Company has complied with all the applicable laws, ordinances, judgments, rules and regulations non-compliance of which will result in serious damages to the Company's business or financial conditions. Further, the Company is not on notice of nor is involved with any violations of such laws, ordinances, judgments, rules, orders, regulations or other laws that will bring about material damages to the Company's business or financial conditions.

4.7      Financial Statements

                  The Financial Statements of the Company fairly, accurately and completely reflect the financial conditions of the Company in accordance with the generally accepted accounting principles in Korea as of the date they are prepared.

4.8      Liabilities, etc.

                  4.8.1 Transferors warrant that all the Company's liabilities, debts, incidental obligations and unliquidated obligations incurred prior to the completion of due diligence have been accurately reflected on the Financial Statements, their attachments and other documents for transfer of ownership and further warrant that the Company is not in default of any obligations.

                  4.8.2 In the event the Company incurs liabilities due to irregular transactions by its officers or employees other than the assets or liabilities stipulated or presented in the course of due diligence under Article 6.3, the management of the Company at the time of the execution of this Agreement shall take full responsibility of such liabilities and shall indemnify and hold harmless the Transferee and the Company. Transferors hereby guarantee such indemnification to the Transferee and the Company.

4.9      Checks and Notes

                  Other than the checks and notes recorded in the books and records, the Company has not issued nor endorsed any checks or notes.

4.10     Assets

                  The Company's Financial Statements as of November 30, 1998 are attached hereto as Exhibit "B".

             Article 5 Representations and Warranties of Transferee

                  Transferee represents and warrants to the Company as follows:

5.1      Organization of Transferee

                  Transferee is duly organized and existing under the laws of the Republic of Korea and has all the corporate power and authority to conduct business and own and lease assets.

5.2      Authority

                  Transferee has the full corporate authority to enter into this Agreement and has taken all corporate procedures necessary to conduct the transaction contemplated herein and to perform all obligations under this Agreement. This Agreement was duly executed and delivered by the Transferee and has binding effect on the Transferee in accordance with the terms and conditions provided herein.

                      Article 6 Covenants Prior to Closing

                  Beginning from the execution of this Agreement and up and through the Closing, the Company, Transferors and Transferee covenant and agree as follows:

6.1      Maintenance of Business

                  The Company shall continue its business in a diligent manner consistent with its p customary and normal conduct of business.

6.2      Obligations of Transferors

                  Beginning from the execution of this Agreement until the Closing Date, Transferors shall not do the following without the Transferee's written consent:

                  (1)      Increase or decrease of the capital of the Company.

                  (2)      Dissolution, merger or reorganization of the Company.

                  (3) Transfer of all or part of the Company's business, or taking over the business or management of other company.

                  (4)      Transactions between the Company and its directors.

                  (5) Amendment of rules of Board of Directors or other regulations of the Company.

                  (6)      Change  of   employment   agreement   or  hiring  new
                           employees.

                  (7)      Guaranty for third parties.

                  (8) Other acts that may have substantial impact on the Company's assets or business.

                  (9)      Payment of dividends.

6.3      Due Diligence

                  The Company agrees that, in order to familiarize itself with the Company's business, assets, books and records and other conditions, the Transferee, its employees, agents or representatives may, during the normal business hours of the Company, inspect the Company's business, assets, books and records and other conditions; make copies of pertinent documents; and verify the representations and warranties of the Company and Transferors. The Transferee's due diligence herein shall be completed within 20 days after the execution of this Agreement. Transferee shall notify the Transferors of satisfactory completion of its due diligence within seven (7) days thereof.

6.4      Approval and Best Efforts

                  6.4.1 Immediately upon the execution and delivery of this Agreement, Transferors and the Company shall provide the Transferee with all the necessary assistance so that the Transferee may obtain the governmental approval of the transaction herein. Transferors and the Company, with the cooperation of the Transferee, shall make necessary application for the governmental approval of the stock transfer herein and give notices to third parties as necessary. Provided, however, that the Transferee shall not be required to agree to make unreasonable amendments to this Agreement for the purpose of obtaining such approvals. Further, the parties shall take necessary and appropriate measures, pursuant to the terms and conditions of this Agreement and in accordance with applicable laws and rules, in order to consummate the transaction herein and to perform each party's obligations to the best of their abilities.

                  6.4.2 Upon execution of this Agreement, Transferor and the Company shall assist the Transferee in merging the Transferee and the Company.

6.5      Notices

                  The parties agree to immediately notify the other of (1) occurrence or non-occurrence of events, between the execution of this Agreement and the Closing Date, which will make the representations and warranties of the parties effectively false or inaccurate, or (2) substantial failure to comply with the covenants, conditions or agreements of the Transferors, the Company or the Transferee under this Agreement; and the parties agree to make proper efforts to cure such defaults or failures as quickly as possible.

6.6      Prohibition of Merger and Consolidation, etc.

                  Transferors and the Company shall not, directly or indirectly, inquire, offer or agree with others concerning sale of the Company, merger with others except for the Transferee or its subsidiaries, discussion, negotiation or agreement for disposition of substantial portion of the Company's assets or business; nor the Transferors and the Company may provide information to others or cooperate with others in response to such inquiry, offer or transaction. In the event the Transferors or the Company receives such offers or information about possible offers, Transferor or the Company shall forthwith notify the Transferee of such information including the identity of the expected transferee and/or offeror.

                        Article 7 Transfer of Management

                  The management of the Company shall be transferred to the Transferee as described below:

7.1 After the due diligence as provided in Article 6.3 is completed and the report thereof is accepted and immediately upon Closing as provided in Article
3. 1, the Transferors shall convene a special meeting of shareholders and shall transfer the management of the Company to the Transferee.

7.2 Transferors shall fully cooperate with the Transferee with respect to all procedures necessary for convening the meeting of shareholders including the Board of Directors' resolution and resignation of directors and auditors.

                    Article 8 Conditions Precedent to Closing

                  The Closing shall be conditioned upon the following:

8.1      Representations and Warranties

                  The representations and warranties of the Transferee, Transferors and the Company contained in Articles 4 and 5 of this Agreement shall be true and accurate in all respects as of the Closing Date and the Transferee, Transferors and the Company shall perform all covenants which they are obligated to perform on or before the Closing Date.

8.2      Governmental Approval

                  Transferors shall obtain all consent, approval and waiver necessary for the transfer of stocks as provided in this Agreement from the Korean government in a form and substance acceptable to the Transferee.

8.3      Consent of Third Parties

                  If necessary, Transferors and the Company shall obtain the consent of third parties as necessary for the transaction herein and shall deliver same to the Transferee.

8.4      Resolutions of the Directors and the Shareholders

                  Transferors (if possible), the Company and the Transferee shall obtain resolutions of the shareholders or the Board of Directors approving all the acts necessary for the transaction herein including issuance of power of attorney, signature on the register of shareholders, notice, public notice, registration or other acts required by the law.

8.5      Due Diligence

                  During the period of the Transferee's due diligence as provided in Article 6.3, Transferors and the Company shall provide the Transferee with all the information as the Transferee may reasonably request and the Transferee shall proceed with the Closing in its own judgment.

                                Article 9 Damages

9.1      Damages

                  Transferors shall pay the Transferee damages, liabilities, obligations or expenses, including interests, penalties and reasonable attorney's fees (collectively referred to as "Damages"), incurred due to the Transferors' default of warranties, representations, covenants or agreements. Unless specifically excluded or otherwise provided in this Agreement, such damages shall include all the damages incurred due to the transactions executed prior to the Closing Date. Transferee shall pay damages incurred by the Transferors due to the Transferee's default of its warranties, representations or covenants.

9.2      Delay of Closing by Transferee

                  The Closing as provided in Article 3.1 shall take place within 60 days after the execution of this Agreement. Transferee may extend the period for an additional 30 days by a written request to the representative of the Transferors. In such an event, the Transferee shall pay the Transferors at the Closing per them charges at the rate of 10% p.a. In the event the Transferee fails to close within the extended period of time, unless there is a written agreement of the parties, the Transferors may forfeit the contract downpayment of One billion (1,000,000,000) Won and terminate this Agreement.

9.3      Delay of Closing by Transferors

                  In the event the Closing is delayed due to the failure of one or more of the Transferors, the Transferors shall reimburse the Transferee the contract downpayment of One billion (1,000,000,000) Won. In addition, the Transferors shall pay the Transferee per them charges at the rate of 10% p.a. commencing from the execution of this Agreement until the date of payment and the Transferee may unilaterally terminate this Agreement.

                            Article 10 Miscellaneous

10.1     Change of Corporate Name

                  After the Closing, the Transferee may change the name of the Company or the trademark, etc.

10.2     Employees

                  Transferee agrees to take over all the employees other than those who voluntarily resign.

10.3     Termination

                  In the event of default by the other party, the non-defaulting party may terminate this Agreement by giving a written notice to the other party. In the event the Closing does not take place on or before February 26, 1999, except as provided in Article 9.2, either party may terminate this Agreement. However, the parties may extend the time for Closing by a prior written agreement.

10.4     Confidentiality

                  The parties are prohibited to disclose this Agreement to third parties unless disclosure is made by virtue of a judgment or order of competent court, applicable laws or ordinances.

10.5     Choice of Law

                  This Agreement shall be interpreted and construed, and the rights of respective parties shall be determined, in accordance with the laws of the Republic of Korea.

10.6     Jurisdiction

                  Any disputes, demands or conflicts arising between the parties in relation to this Agreement shall be subject to the exclusive jurisdiction of the Seoul District Court.

10.7     Notice

                  Unless otherwise provided in this Agreement, all notices, demands or instructions to the other party shall be given to the other party in writing by telegraph, facsimile, registered mail or return receipt mail to the following addresses and such notices shall be deemed to have been received on the date when they are proved to have been delivered:

                  To Transferors and the Company:

                  Yeongnam Merchant Banking Co., Ltd.
                  11 Dongin-Dong 2-Ga
                  Choong-Gu, Taegu
                  Attention:  Byung Hak Cheon
                  Telephone: 053-424-0038
                  Facsimile: 053-427-0205

                  To the Transferee:

                  NewState Capital Co., Ltd.
                  826-24 Yoksam-Dong
                  Kangnam-Gu, Seoul
                  Attention:  Noh Bok Huh
                  Telephone: 02-508-1211
                  Facsimile: 02-501-5320

                  The parties may designate different name, address or numbers by giving a prior notice to the other party.

10.8     Entire Agreement; Amendment and Waiver

                  This Agreement, together with the Exhibits and attachments, constitutes the entire agreement between the parties and shall supersede prior agreements, verbal or written, understandings, negotiations and discussions between the parties. Any additions, amendments or waivers with respect to this Agreement shall not be binding unless made in writing and signed by both parties. Unless otherwise provided in this Agreement, any waiver of a provision shall not constitute waiver of other provisions in this Agreement or continuous waiver of the same provision.

10.9     Assignment

                  Neither party may assign this Agreement, and any rights or obligations under this Agreement, without the prior written consent of the other party.

10.10    Invalidity

                  Any invalidity, illegality or unenforceability of a provision in this Agreement shall not affect the validity of the other provisions. In the event any provision is decided invalid thereby affecting the rights or obligations of the other party, the parties may amend this Agreement in good faith and in a mutually satisfactory manner. In the event such an amendment is not possible under the law, either party may terminate this Agreement by giving a written notice to the other party in accordance with the provision applicable to termination.

10.11    Headings

                  The headings of this Agreement are for convenience and information purposes only and shall not affect the interpretation of this Agreement.

10.12    Usage

                  For the purpose of interpreting this Agreement, the use of singular or plural terms shall not be limited to any particular number. Reference to any parties shall include their successors or assigns and the laws shall include any changes or amendments thereof

                  IN WITNESS WHEREOF, this Agreement was executed by duly authorized representatives of the parties on the day and year first above written.

Dated: December 28, 1998

Transferor:       Yeongnam Merchant Banking Co., Ltd.
                  For itself and as attorney-in-fact for the Transferors named in Exhibit "A"


                  By:      (Corporate seal affixed)
                           Byung Hak Jeon
                           President

                  Transferee: NewState Capital Co., Ltd.

                  By:      (Signed)
                           --------
                           Noh Bok Huh
                           President

Exhibit "A"

                                POWER OF ATTORNEY

                 FOR SALE OF YEONGNAM HOUSING FINANCE CO., LTD.

                  The shareholders of Yeongnam Housing Finance Co., Ltd. hereby appoint Yeongnam Merchant Banking Co., Ltd. as their attorney-in-fact and hereby authorize the attorney-in-fact all the authority of sell the entire shares of stock (100%) of Yeongnam Housing Finance Co., Ltd. to NewState Capital Corporation.

                  In confirmation thereof, this Power of Attorney is signed and sealed by representatives of all the shareholders as below.

Dated:   , 1998



Name of Shareholder             Number of Shares             Percentage of Holding        Signature   Seal
-------------------             ----------------             ---------------------        ---------   ----
Yeongnam Merchant Banking             1,460,000                           36.50%
Dong Bang, Ltd.                         698,000                           17.45%
Kap Eul Development, Ltd.               466,000                           11.65%
Samjoo Development Co., Ltd.            466,000                           11.65%
Hwanggeum Housing, Ltd.                 300,000                            7.50%
Namyeong Development Ltd.               200,000                            5.00%
Tae Wang, Ltd.                          200,000                            5.00%
Mido Construction, Ltd.                 100,000                            2.50%
Taegu Merchant Banking Co.,             100,000                            2.50%
Ltd.
Eden, Ltd.                               10,000                            0.25%
Total                                 4,000,000                          100.00%


Exhibit "B"

                                  BALANCE SHEET

                                  (PROVISIONAL)

                             as of November 30, 1998

                       Yeongnam Housing Finance Co., Ltd.
                                286 Shinchun-Dong
                                 Dong-Gu, Taegu


                                                                                                          Unit: Won
                      Assets                                                   Liabilities
I.       Liquid Assets                                       I.       Liquid Liabilities

         (1)      Current Assets                                      1.       Current Debts

                  1.       Cash                                       2.       Short Term Borrowing

                  2.       Deposits                                   3.       Accounts Payable

                           (Savings Account)                          4.       Unpaid Expenses

                           (Checking Account)                         5.       Unpaid Dividends

                           (Other Deposits)                           6.       Suspense Receipt

                  3.       Short Term Lending                         7.       Advance Earnings

                  4.       Negotiable Instruments                     8.       Taxes Collected

                  5.       Advance Payments                           9.       Reserve for  Evaluation  of Negotiable
                                                                               Instruments
                  6.       Advance Expenses
                                                                      10.      Unpaid Corporate Taxes
                  7.       Uncollected Earnings

                  8.       Immature Interest

                  9.       Deposit for Stock Subscription

         (2)      Financial Assets

                  1.       Installment Financing

                  2.       Other Loans



II.      Fixed Assets

         (1)      Investment Assets

                  1.       Long term Deposits

                  2.       Negotiable Instruments for Investment

                  3.       Capital Contribution

                  4.       Security Deposit

                  5.       Security Deposit for Company House

                  6.       Deposit for Others

                  7.       Deposit for Group Retirement Insurance

                  8.       Deposit for Telephone



II.      Fixed Liabilities

         1.       Bonds

                  (Discount Issuance of Bonds)

         2.       Long Term Borrowing

         3.       Reserve for Depreciation of Leased Facilities

         4.       Reserve for Depreciation of Real Estate of Business Use

         5.       Reserve for Depreciation of Real Estate of Non-Business Use

         6.       Reserve for Bad Debts

                  (Installment Financing)

                  (Other Loans)

         7.       Reserve for Severance Pay

                  (Transfer to National Pension)

         8.       Reserve for Group Severance Pay

                          CERTIFICATE OF CORPORATE SEAL

Name: Yeongnam Merchant Banking Co., Ltd.

Address: Dongin-Dong 2-Ga, Choong-Gu, Taegu

President: Byung Hak Jeon

To: Registrar, Taegu District Court

                  You are requested to certify that the above corporate seal is the same as the specimen registered with the Court.

Dated:            , 199

Applicant: Yeongnam Merchant Banking Co., Ltd.
              By: Byung Hak Jeon, President (Corporate seal affixed)

================================================================================


                  I hereby certify that the above seal is the same as the specimen registered with this Court.

Dated: December 1, 1998

By:      Ki Taek Oh
         Registrar
         Taegu District Court

                                   UNDERTAKING

                  The undersigned hereby agrees to undertake that the entire shares of stock (4,000,000 shres) of Yeongnam Housing Finance Co., Ltd. will be deposited with us no later than January 10, 1999.

Dated:  December 28, 1998

                                    Yeongnam Merchant Banking Co., Ltd.

                                    By:   Byung Hak Jeon
                                          President